Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors Otix Global Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-104239, 333-36562, 333-59988, 333-76250, 333-98303, 333-99035, 333-115524, 333-124814, 333-134361, 333-145312) on Form S-8 of Otix Global, Inc. of our reports dated March 17, 2008, except as to Note 2 subsection “Reclassifications” and Note 5 which are dated March 16, 2009, with respect to the consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows for the year ended December 31, 2007, and the related financial statement schedule which reports appear in the December 31, 2009 Annual Report on Form 10-K of Otix Global, Inc.

Our report on the consolidated financial statements refers to the adoption of Financial Accounting Standards Board Interpretation No. 48 Accounting for Uncertainty in Income Taxes, included in ASC Subtopic 740-10, Income Taxes – Overall.

KPMG LLP

Salt Lake City, Utah

March 15, 2010